EXHIBIT 99.1

Global Geophysical Services, Inc. Announces 4th Quarter and Year End Financial Results

HOUSTON, Feb. 7, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter Highlights

  The Company reported total revenues of $93.5 million in the fourth quarter of 2010 compared to $98.6 million for the same period in 2009. Revenue for the fourth quarter 2010 increased by $33.0 million over the third quarter 2010. Revenue for the fourth quarter 2010 increased by $53.4 million over the second quarter 2010.
  Backlog as of December 31, 2010 increased to approximately $265 million compared to approximately $153 million as of December 31, 2009, an increase of $112 million.
  Operating Income for the fourth quarter of 2010 was $10.1 million compared to $8.1 million in the same period of 2009, an increase of 24%. Operating income in the fourth quarter 2010 increased by $13.8 million over the third quarter 2010.
  Loss per share for the fourth quarter of 2010 was ($0.05) compared with ($0.15) loss per share for the same period in 2009. A reconciliation of the share count differences is included towards the end of this release.
  Cash Flow from Operations was $33.3 million in the fourth quarter 2010 compared to $35.6 million in the same period for 2009.

Fiscal 2010 Highlights

  The Company reported total revenues of $254.7 million in the year ended December 31, 2010 compared to $312.8 million for the same period in 2009.
  Cash Flow from Operations was $115.8 million in 2010 compared to $80.4 million in 2009.
  Loss per share for 2010 was ($1.44) compared with $0.05 income per share in 2009. A reconciliation of the share count differences is included towards the end of this release.
  We grew our seismic data library to approximately 3,700 square miles as of December 31, 2010 compared to 914 square miles as of December 31, 2009. Client commitments to data library programs as of December 31, 2010 were an additional 3,500 square miles.

Richard Degner, President and CEO, commented:

"The company's fourth quarter results reflect increased activity levels across several operating regions. Sequential quarterly increases in revenues and operating income were accompanied with continued growth in backlog. Notably, revenues for the fourth quarter are $53.4 million above the trough second quarter of 2010. Also, the $265 million in backlog includes a diverse group of programs from North America, Latin America as well as our EAME region.

Our organization also made substantial progress in the build out of our seismic data library assets. At year end, our multi-client library represented in excess of 7,000 square miles of data, of which 3,700 square miles were readily available.

Global continues to further enhance its technology based portfolio of seismic data analytics and services. Specific activities include:

  The introduction of FracFactor™, an interpretive work product that allows the characterization of shale areas as ductile or brittle.
  A doubling of computing capacity during the quarter to more than 50 teraflops, reflecting increased demand and backlog for our patented azimuthal processing used to identify fractures in shale plays.
  The launch of Global Microseismic Services (GMS) to offer microseismic monitoring services.
  As previously announced, our acquisition of autonomous nodal land seismic data recording technology, branded as AutoSeis HDR.

The improving economic environment, combined with increasing bid and program activity levels across all regions, should result in higher industry wide asset utilization levels."

Backlog

Backlog as of December 31, 2010 was approximately $265 million ($137 million multi-client pre-commitments; $128 million proprietary services) compared to $153 million as of December 31, 2009. Backlog as of September 30, 2010 was approximately $225 million.

Fourth Quarter Results

The following table sets forth our consolidated revenues for the three months ending December 31, 2010 and for the corresponding period in 2009 (unaudited):

	Three Month Period Ended December 31,
	2010		2009
(Amounts in millions)	Amount	%	Amount	%
Proprietary services	$ 40.4	43%	$ 83.4	85%
Multi-client	53.1	57%	15.2	15%
Total	$ 93.5	100%	$ 98.6	100%

Revenues by Region	Three Month Period Ended December 31,
	2010		2009
	Amount	%	Amount	%
US	$ 56.4	60%	$ 60.5	61%
International	37.1	40%	38.1	39%
Total	$ 93.5	100%	$ 98.6	100%

The Company's proprietary seismic acquisition revenue totaled $40.4 million for the three month period ended December 31, 2010 as compared to $83.4 million for the same period of 2009, a decrease of $43 million or 52%. Of this amount, the decrease related to the US operations was $42 million. This is primarily a result of a shift from proprietary to multi-client demand in the North American unconventional resource plays.

Multi-client revenues increased to $53.1 million for the three month period ending December 31, 2010 from $15.2 million for the corresponding period in 2009. The $53.1 million in multi-client revenues included $10.7 million of late sale revenue, $38.7 million of pre-commitment revenue, and $3.7 million in data swap transactions.

Operating expenses decreased by $8.9 million to $73.2 million for the period ended December 31, 2010 compared to $82.1 million for the same period in 2009. Included in operating expenses for the quarter ended December 31, 2010 are depreciation and amortization charges of $51.9 million of which multi-client amortization was $37.7 million.

Fiscal 2010 Results

The following table sets forth our consolidated revenues for the year ended December 31, 2010 and for the corresponding period in 2009 (unaudited):

	Fiscal Year Ended December 31,
	2010		2009
(Amounts in millions)	Amount	%	Amount	%
Proprietary services	$ 119.8	47%	$ 288.3	92%
Multi-client	134.9	53%	24.5	8%
Total	$ 254.7	100%	$ 312.8	100%

Revenues by Region	Fiscal Year Ended December 31,
	2010		2009
	Amount	%	Amount	%
US	$ 145.7	57%	$ 180.1	58%
International	109.0	43%	132.7	42%
Total	$ 254.7	100%	$ 312.8	100%

The Company's proprietary seismic acquisition revenue totaled $119.8 million for the year ended December 31, 2010 as compared to $288.3 million for the same period of 2009, a decrease of $168.5 million or 58%. Of this amount, the decrease related to the US operations was $144.8 million. This is primarily a result of a shift from proprietary to multi-client demand in the North American unconventional resource plays.

Multi-client revenues totaled $134.9 million for the year ended December 31, 2010 as compared to $24.5 million for the same period in 2009. The $134.9 million in multi-client revenues included $16.4 million of late sale revenue, $109.1 million of pre-commitment revenue, and $9.4 million in data swap transactions.

Operating expenses decreased by $36.9 million to $225.3 million for the year ended December 31, 2010, compared to $262.2 million in the same period in 2009. Included in operating expenses for the year ended December 31, 2010 are depreciation and amortization charges of $149.6 million of which multi-client amortization was $92.7 million.

Multi-client

The following table summarizes data for our multi-client services:

	Fiscal Year Ended December 31,
(Amounts in millions)	2010	2009
	(unaudited)
Cash investment in multi-client library assets	$ 170.8	$ 34.4
Capitalized depreciation	20.4	3.7
Non-cash data exchange	10.1	8.9
	$ 201.3	$ 47.0

	December 31,
	2010	2009
	(unaudited)
Total capitalized investment at cost	$ 276.4	$ 75.2
Less: Accumulated amortization of multi-client library assets	130.5	37.8
Multi-client net book value	$ 145.9	$ 37.4

The total pre-commitments that had not been recognized as revenue as of December 31, 2010 were $137 million compared to $157 million at September 30, 2010 and $130 million at June 30, 2010.

Capital Expenditures

Capital expenditures, excluding investments in our multi-client library, for the year ended December 31, 2010 were $45.3 million. This amount includes the buyout of recording equipment previously under operating leases in the amount of $15.2 million. As of December 31, 2010, we increased our owned channel count to approximately 160,000 channels.

We expect capital expenditures in 2011, not including investments in our multi-client library, to be between $30 and $40 million.

Share Count Reconciliation

		Shares used in EPS calculation
		Three Month Period Ended December 31, 2010		Year Ended December 31, 2010
		(unaudited)		(unaudited)
	Total outstanding	No. of Shares	Variance	No. of Shares	Variance
Preferred shares converted to common at IPO	20,617,751	20,617,751	--	14,347,695	(6,270,056)	(1)

Common shares converted to common at IPO	8,180,121	8,180,121	--	8,180,121	--

New common shares issued during 2010, net	7,345,113	7,216,234	(128,879)	4,989,234	(2,355,879)

Shares at December 31, 2010	36,142,985	36,014,106	(128,879)	27,517,050	(8,625,935)

(1) - reduction of shares used in EPS calculations due to weighted average calculation of number of days outstanding from April 22, 2010

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call for Monday February 7, 2011 at 10:00 a.m. Eastern Time. Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Title: Global Geophysical Services Q4 Earnings

Conference ID: 38530920
Domestic Participants: Toll free 1 (877) 312-5527
International Participants: Toll +1 (253) 237-1145

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS), headquartered in Houston, TX, provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade™ seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS's combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. A discussion of these factors, including risks and uncertainties, is set forth under "Risk Factors" in our Registration Statement on Form S-1/A filed with the Securities and Exchange Commission. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,		September 30,
	2010	2009	2010
	(unaudited)	(unaudited)	(unaudited)

REVENUES	$ 93,463,911	$ 98,559,273	$ 60,469,517

OPERATING EXPENSES	73,210,167	82,087,931	54,040,413

GROSS PROFIT	20,253,744	16,471,342	6,429,104

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	10,176,294	8,335,973	10,183,285

INCOME (LOSS) FROM OPERATIONS	10,077,450	8,135,369	(3,754,181)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,632,942)	(6,032,454)	(5,626,367)
Unrealized gain (loss) on derivative instruments	--	299,598	--
Foreign exchange gain (loss)	(737,010)	(223,280)	(44,028)
Loss on extinguishment of debt	--	--	--
Other expense	--	(13,540)	(100,229)
TOTAL OTHER EXPENSE	(6,369,952)	(5,969,676)	(5,770,624)

INCOME (LOSS) BEFORE INCOME TAXES	3,707,498	2,165,693	(9,524,805)

INCOME TAX EXPENSE (BENEFIT)	5,314,554	3,371,402	9,120,597

LOSS AFTER TAXES	(1,607,056)	(1,205,709)	(18,645,402)

NET INCOME, attributable to noncontrolling interests	161,519	--	--

NET LOSS, attributable to common shareholders	$ (1,768,575)	$ (1,205,709)	$ (18,645,402)

(LOSS) PER COMMON SHARE
Basic and diluted, attributable to common shareholders	$ (.05)	$ (.15)	$ (.52)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,014,106	8,197,630	35,908,480

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2010	2009
	(unaudited)

REVENUES	$ 254,704,813	$ 312,796,377

OPERATING EXPENSES	225,327,226	262,168,382

GROSS PROFIT	29,377,587	50,627,995

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	40,386,854	32,299,663

INCOME (LOSS) FROM OPERATIONS	(11,009,267)	18,328,332

OTHER INCOME (EXPENSE)
Interest expense, net	(21,268,611)	(18,613,301)
Unrealized gain (loss) on derivative instruments	331,163	822,094
Foreign exchange gain (loss)	(947,289)	236,770
Loss on extinguishment of debt	(6,035,841)	--
Other (expense) income	(24,584)	(35,839)
TOTAL OTHER EXPENSE	(27,945,162)	(17,590,276)

INCOME (LOSS) BEFORE INCOME TAXES	(38,954,429)	738,056

INCOME TAX EXPENSE (BENEFIT)
Current	6,457,124	(336,439)
Deferred	(5,857,179)	629,136
TOTAL INCOME TAX EXPENSE	599,945	292,697

INCOME (LOSS) AFTER TAXES	(39,554,374)	445,359

NET INCOME, attributable to noncontrolling interests	161,519	--

NET INCOME (LOSS), attributable to common shareholders	$ (39,715,893)	$ 445,359

INCOME (LOSS) PER COMMON SHARE
Basic	$ (1.44)	$ .05
Diluted	$ (1.44)	$ .02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,517,050	8,187,506
Diluted	27,517,050	28,787,643

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 28,237,302	$ 17,026,865
Restricted cash investments	2,443,857	5,346,066
Accounts receivable, net of allowances for doubtful accounts of $3,484,612 and $1,697,830 at December 31, 2010 and 2009, respectively	69,509,391	73,568,184
Income and other taxes receivable	6,954,864	10,159,498
Prepaid expenses and other current assets	4,842,496	10,626,831
TOTAL CURRENT ASSETS	111,987,910	116,727,444

MULTI-CLIENT LIBRARY, net	145,896,355	37,395,521

PROPERTY AND EQUIPMENT, net	126,963,953	140,217,953

GOODWILL AND OTHER INTANGIBLES, net	20,251,775	15,974,103

OTHER	8,166,507	6,304,570

TOTAL ASSETS	$ 413,266,500	$ 316,619,591

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 44,058,306	$ 34,272,606
Current portion of long-term debt	3,344,261	1,983,282
Current portion of capital lease obligations	--	1,767,353
Income and other taxes payable	11,001,356	875,255
Deferred revenue	42,096,895	43,545,291
Liability on derivative instruments	--	331,163
TOTAL CURRENT LIABILITIES	100,500,818	82,774,950

DEFERRED INCOME TAXES	--	3,826,131

LONG-TERM DEBT, net of current portion and unamortized discount	209,418,242	165,794,658

CAPITAL LEASE OBLIGATIONS, net of current portion	--	295,665

NONCONTROLLING INTERESTS	1,490,745	--

TOTAL LIABILITIES	311,409,805	252,691,404

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value, authorized 100,000,000 and 0 shares, 45,586,215 and 0 issued and 36,142,985 and 0 outstanding at December 31, 2010 and 2009, respectively	455,862	--
Series A Convertible Preferred Stock, $.01 par value, authorized 0 and 50,000,000 shares, 0 and 28,358,394 issued and 0 and 20,617,751 outstanding at December 31, 2010 and 2009, respectively	--	283,584
Class A Common stock, $.01 par value, authorized 0 and 30,000,000 shares, 0 and 4,000,000 issued and 0 and 3,709,100 outstanding at December 31, 2010 and 2009, respectively	--	40,000
Class B Common stock, $.01 par value, authorized 0 and 120,000,000 shares, 0 and 5,736,107 issued and 0 and 4,471,021 outstanding at December 31, 2010 and 2009, respectively	--	57,361
Additional paid-in capital	239,248,935	160,362,017
Accumulated deficit	(42,145,755)	(2,429,862)
	197,559,042	158,313,100
Less: treasury stock, at cost, 9,443,230 and 9,296,629 shares at December 31, 2010 and 2009, respectively	95,702,347	94,384,913
TOTAL STOCKHOLDERS' EQUITY	101,856,695	63,928,187
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 413,266,500	$ 316,619,591

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31,
	2010	2009
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income, attributable to common shareholders	$ (39,715,893)	$ 445,359
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	149,562,465	80,089,658
Capitalized depreciation for multi-client library	(20,369,366)	(3,729,362)
Amortization of debt issuance costs	1,040,817	917,792
Loss on extinguishment of debt	6,035,841	--
Noncontrolling interest	161,519	--
Stock-based compensation	3,129,291	1,521,462
Non-cash charitable contribution	103,190	--
Non-cash revenue from multi-client data exchange	(9,381,991)	(8,880,000)
Deferred tax (benefit) expense	(5,857,179)	629,136
Unrealized gain on derivative instrument	(331,163)	(822,094)
Loss on disposal of property and equipment	2,628,811	--
Effects of changes in operating assets and liabilities:
Accounts receivable	4,058,793	(9,213,863)
Prepaid expenses and other current assets	8,334,335	2,963,953
Other assets	1,527,315	(1,552,545)
Accounts payable and accrued expenses	3,729,397	(1,767,333)
Deferred revenue	(2,145,106)	33,545,953
Income and other taxes receivable	3,204,634	(7,854,943)
Income and other taxes payable	10,126,101	(5,897,455)
NET CASH PROVIDED BY OPERATING ACTIVITIES	115,841,811	80,395,718

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(39,987,473)	(21,143,151)
Investment in multi-client library	(170,755,194)	(34,352,781)
Change in restricted cash investments	2,902,209	2,216,272
Purchase of business	(6,718,067)	--
Noncontrolling interests	1,329,226	--
Proceeds from the sale of property and equipment	497,411	--
Proceeds from insurance claim	--	--
NET CASH USED IN INVESTING ACTIVITIES	(212,731,888)	(53,279,660)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	196,449,261	7,596,074
Principal payments on long-term debt	(170,477,253)	(11,069,662)
Net (payments) proceeds on revolving credit facility	15,000,000	(25,832,055)
Debt issuance costs	(5,922,307)	--
Principal payments on capital lease obligations	(2,063,018)	(5,057,468)
Purchase of treasury stock	(1,317,434)	(6,172,288)
Issuances of stock, net	76,431,265	1,890
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	108,100,514	(40,533,509)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,210,437	(13,417,451)

CASH AND CASH EQUIVALENTS, beginning of period	17,026,865	30,444,316

CASH AND CASH EQUIVALENTS, end of period	$ 28,237,302	$ 17,026,865
CONTACT: Mathew Verghese
         Chief Financial Officer
         www.globalgeophysical.com